Exhibit 10.8.3

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

THIRD AMENDMENT TO

CARRIER GLOBAL SERVICES AGREEMENT

THIS THIRD AMENDMENT TO MCI WORLDCOM CARRIER GLOBAL SERVICES AGREEMENT (hereinafter referred to as the “Third Amendment”) is entered into as of April 1, 2003 (the “Effective Date”) by and between MCI WORLDCOM Communications, Inc. (“WorldCom”) and Eschelon Telecom, Inc. (“Customer”). Acceptance of this Third Amendment by WorldCom is subject to Customer meeting the terms and conditions set forth in the Tariffs, the Guide and WorldCom’s standard credit terms and conditions, which may be based on commercially available credit reviews to which Customer hereby consents.

WITNESSETH:

A.            Customer and WorldCom entered into that certain MCI WorldCom Carrier Global Services Agreement signed by Customer on July 28, 2000, including that certain First Amendment signed by Customer on June 20, 2001, and that certain Second Amendment executed by Customer on April 8, 2002 (collectively, the “Agreement”) with respect to certain services to be provided to Customer by WorldCom, as more particularly described therein.

B.            Customer and WorldCom desire to enter into this Third Amendment for the purpose of further amending the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.             Definitions. All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Agreement.

2.             Term. - The parties agree to substitute Section 1 of Schedule One to the Agreement to read in its entirety as follows:

Term. The “Term” of this Agreement shall begin upon the Commencement Date and continue through and include ***.

3.             Commitment. As of the Effective Date of this Third Amendment, the parties agree to substitute Section 3 of the Agreement to read in its entirety as follows:

3.             Volume Commitment. Commencing with the April, 2003 billing period and continuing through the end of the Term (the “Commitment Period”), Customer agrees to maintain Usage Charges equal to at least the amounts shown below in the respective months listed (hereinafter referred to as the “Minimum Monthly Commitment”):

Months	Minimum Monthly Commitment
April, 2003 through March, 2004	***
April, 2004 through March, 2005	***
April, 2005 through March, 2006	***
April, 2006 through March, 2007	***
April, 2007 through March, 2008	***

4.             Underutilization. As of the Effective Date, the parties agree to substitute Section 4 of the Agreement to read in its entirety as follows:

4.             Underutilization. In the event Customer’s actual Usage Charges in any month shown above are less than the applicable Minimum Monthly Commitment, then for such month(s) Customer agrees to pay WorldCom the difference between Customer’s actual Usage Charges and the applicable Minimum Monthly Commitment (the “Deficiency Charge”). The Deficiency Charge will be due at the same time charges are due for Services provided in the month in which the Deficiency Charge arose.

5.             Metro Private Line Service Rates. Commencing with the Effective Date, notwithstanding anything to the contrary contained in the Agreement, Customer’s monthly recurring charges for “new” (i.e., installed on or after the Effective Date) and existing Type I Metro Private Line Service will be as set forth below based on the level of service provided (the “Special Rates”). The Special Rates will not be subject to any discount. Customer’s monthly recurring charges for all other Metro Private Line Service will be as set forth in the Agreement.

Point-to-Point Metro Private Line Service	Monthly Recurring Charge
DS-1 Level Service	***
DS-3 Level Service	***

6.             Entire Agreement. Except as expressly modified by the First Amendment, the Second Amendment or this Third Amendment, the Agreement shall be and remain in full force and effect in accordance with its terms and shall constitute the legal, valid, binding, and enforceable obligations of Customer and WorldCom. This Third Amendment, including the Agreement, the First Amendment and the Second Amendment, the applicable WorldCom tariffs and the Guide, is the complete agreement of the parties and supersedes any prior agreements or representations, whether oral or written, with respect thereto. In the event of a conflict between the terms of this Third Amendment and the Agreement, the First Amendment or the Second Amendment, the terms of this Third Amendment shall govern. This Third Amendment does not constitute the assumption of the Agreement as that term is used under applicable bankruptcy law.

7.             Section References.  Section titles and references used in this Third Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

8.             Acceptance. The offer created by this Third Amendment shall remain open and be capable of being accepted by Customer until April 11, 2003. Any and all prior offers made to Customer, whether oral or written, shall be superseded by this offer. Once this Third Amendment has been fully executed, any amendments must be in writing and signed by both parties.

IN WITNESS WHEREOF, WorldCom and Customer have caused this Third Amendment to be duly executed by their authorized representatives as of the dates set forth below.

Eschelon Telecom, Inc.		MCI WORLDCOM Communications, Inc.

By:	/s/ Richard A. Smith	By:	/s/ Peter M. Cassidy

Name:	Richard A. Smith	Name:	Peter M. Cassidy

Title:	President and COO	TItle:	VP, Wholesale Network Services

Date:	4/9/03	Date:	4/23/03

CONFIDENTIAL